Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") effective as of the 15th day of July, 1999, by and between RIGGS NATIONAL CORPORATION(the "Company") and JOE L. ALLBRITTON (the "Executive").
         WHEREAS, the Executive has been the Chief Executive Officer of the Company since 1982;
         WHEREAS, the Board of Directors of the Company has determined that it is important to the continued success of the Company to insure that the Executive continue as the Chief Executive Office of the Company for at least the next five (5) years;
         WHEREAS, the Executive voluntarily reduced his compensation in 1992 in order to improve the profitability of the Company and to assist it in returning to a healthy and profitable company with the reasonable expectation that once the Company returned to historic profitability levels, his compensation would be increased to historic levels and some recognition would be given to the fact of his voluntary reduction ; and
         WHEREAS, the Board of Directors has determined that now that the Company has earned record profits that it is appropriate to increase the Executive's compensation to levels consistent with his historic compensation and for the Company to recognize the personal sacrifice of the Executive in reducing his compensation in order to benefit the Company and its shareholders;
         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.       Employment, Term and Duties.
1.1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company on the terms and conditions set forth in this Agreement.

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1.2. Term. The Executive's employment under this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate on July 15, 2004, unless earlier terminated as provided in Section 3 below (the "Term")
1.3.  Duties.
During the Term, the Executive shall serve as the Chief Executive Officer of the Company, with such customary duties and responsibilities as are incident to said positions, including such authority, duties, and responsibilities as set forth with respect to such office in the Company's articles and bylaws. The Executive agrees to devote at least the same amount of attention and time to the business and affairs of the Company and to the duties and responsibilities assigned to the Executive as he has in the past and will use his reasonable best efforts to perform faithfully and effectively such duties and responsibilities.
2.   Compensation  and Other Benefits
2.1. Base Compensation. As compensation for services rendered during the Term, the Company shall pay to the Executive an annual salary of $800,000
(the "Base Salary"). The Compensation Committee of the Board of Directors of the Company (the "Committee") shall conduct an annual review of the Base Salary at such time or times as the Committee reviews the annual compensation of its executives in general, and, if approved by the Board of Directors, the Executive shall be entitled to an increase in the Base Salary as is in accordance with the then prevailing policy of the Company with respect to executive compensation in general; provided, that such salary may not be reduced at any time. The Base Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect.
2.2.  Annual Performance Bonus.

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(a) In addition to the Base salary,  the  Executive  shall be eligible to receive, for each calendar year or portion thereof occurring during the Term, an annual performance bonus (the "Annual Bonus") in an amount equal to one hundred fifty percent (150%) of the Executive's Base Salary for such calendar year or portion thereof; provided that the bonus for the year ending December 31, 1999 shall be equal to 150% of the Executive's Base Salary for an entire year. The amount of any such Annual Bonus shall be based upon the performance of the Company and determined in accordance with the procedures set forth on Exhibit A hereto. The Annual Bonus shall be paid to the Executive at such time or times as is in accordance with the then prevailing policy of the Company relating to incentive compensation payments.

(b) No later than the next annual meeting of shareholders of the Company, the Company shall submit to its shareholders (the "Shareholders") for approval, with a recommendation of the Board of Directors of the Company of such approval, an executive incentive plan which, among other things, covers the Annual Bonus provided for in this Agreement. If the Company submits such an executive incentive plan to the Shareholders in accordance herewith and it is not so approved by the Shareholders, the Company shall not be obligated to pay the Annual Bonus for any year after calender year 1999 but shall be obligated to pay the Annual Bonus, if earned, for calender year 1999. If the Company fails to submit such executive incentive plan to the Shareholders with such a recommendation by the Board of Directors by the next annual meeting of shareholders of the Company, the Company shall remain obligated to pay the Annual Bonuses as and when they become due under the terms of subsection (a) of this Section 2.2. If the Company is not obligated to pay the Annual Bonus as a result of the failure of the Shareholders to approve such executive incentive plan, the Company and the Executive shall attempt for a period of 30 days to agree upon another form or method of compensation to the Executive to adjust for the loss of the opportunity to earn the Annual Bonuses. If the Company and the Executive, each in their sole and absolute discretion, can not agree on such another form or method of compensation, the Executive, upon 30 days written notice to the Company, may terminate this Agreement. In the event of such termination, the Executive shall be entitled to a lump sum payment of one year's Base Salary and continuation of all employee benefits for a period of one year.

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2.3.  Participation  in Employee Benefit Plans. The Company agrees to permit the
Executive  during the Term to  participate  in any group  life,  hospitalization
and/or  disability  insurance  plan,  health  program,   supplemental  executive
retirement plan, nonqualified compensation plan, pension and/or savings plans, long-term incentive plan, receive "fringe benefits," club memberships and automobile allowance, and participate in such other benefit plans or programs of the Company (collectively "Benefits") subject to the generally applicable eligibility requirements relating to such Benefits. The Company also agrees to continue to provide to the Executive substantially the same benefits, programs and privileges which it currently provides to the Executive and to implement such other benefit plans (the "Other Benefit Plans") for the benefit of the Executive to the extent the Company offers its comparable senior executives benefits that are not currently offered by the Company. The Company also agrees to provide life insurance to the Executive during the Term at least equivalent to the life insurance coverage provided to the Executive under the existing split dollar insurance maintained by the Company.

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2.4. General Business Expenses. The Company shall pay or reimburse the Executive for all expenses that are incurred by the Executive in the performance of the Executive's duties under this Agreement in accordance with its regular expense reimbursement policies and procedures upon presentation of such documentation as the Company customarily requires of its executive employees prior to making such payments or reimbursements.
2.5. Vacation. During the Term, the Executive shall be entitled to six (6) weeks of vacation per year. The Executive shall not be permitted to accumulate and carryover unused vacation time or pay from year to year except to the extent permitted in accordance with the Company's vacation policy for senior executives.
2.6. Tax Withholding. All payments required to be made to the Executive shall be reduced by any amount required to be deducted or withheld therefrom by applicable law or regulation.
3.  Termination.
3.1.Termination upon Death or Disability. If the Executive either dies or becomes entitled to benefits under a Company long-term disability plan or program during the Term (whether before or after a Change of Control), the Term shall automatically terminate thereupon, and the Executive or the Executive's estate, as the case may be, shall be entitled to receive, in addition to any life insurance or disability benefits which are payable, as soon as reasonably practicable after the separate determinations thereof,
 (i) a lump sum payment equal to the Base Salary for the remaining Term (as otherwise determined before such termination), (ii) any unpaid vested
Benefits accrued up to such date of termination, (iii) an amount equal to the product of (a) the Annual Bonus, if any, otherwise payable with respect to the year in which the Term is terminated, multiplied by (b) a fraction, the numerator of which is the number of days elapsed in such year as of the termination date and the denominator of which is 365. These items are in addition to and shall not reduce any other benefits to which the Executive or his estate may be entitled.

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3.2.     Other Termination.
(1) Termination By the Company. Notwithstanding any provision of the Agreement to the contrary, the Company, with the approval of a majority of the Board of Directors, has the right, at any time during the Term, exercisable by serving written notice, effective on or after the date of service of such notice as specified therein, to terminate the Executive's employment under this Agreement and to discharge the Executive with or without Cause.
(2) Termination With Cause. Any termination of employment of the Executive by the Company with Cause shall terminate the Term and thereafter no amounts shall be payable to Executive under this Agreement except (i) his Base Salary through the date of termination, and (ii) any unpaid vested Benefits, and (iii) the Annual Bonuses, if any, payable with respect to the prior calendar year if it has not yet been paid. All of the foregoing amounts shall be payable in a lump sum, less such amounts as shall be required to be deducted or withheld therefrom by applicable law and regulations, within fifteen (15) days after the termination date.
                  For purposes of this Agreement, "Cause" shall mean (i) the conviction of the Executive of a felony specifically involving his actions with respect to the Company, (ii) the Executive's willful refusal without legal cause to perform his duties as Chief Executive Officer of the Company which refusal continues for more than thirty
         (30) days after written notice to the Executive from the Board of Directors of the Company directing the Executive to discontinue same, or (iii) a material breach of his fiduciary duty to the Company through the misappropriation of funds or property of the Company.

         Nothing in this Agreement shall prevent the Executive's right to terminate his employment with the Company.

(3) Termination Without Cause; Termination by the Employee for Good Reason or Termination Following Change of Control. Notwithstanding any provision of this Agreement to the contrary, in the event that the Executive's employment is terminated following a Change of Control of the Company, by the Company without Cause or by the Employee for Good Reason, the following amounts shall be payable or provided by the
         Company: (i) the Base Salary then earned, but unpaid, plus an amount equal to the Base Salary which would have been earned up to and including the end of the Term (as otherwise determined before such termination), (ii) any unpaid vested Benefits accrued to such date of termination, (iii) an amount equal to the aggregate Annual Bonuses which would have been payable on account of any periods ending on or before the end of the Term (as otherwise determined before such termination) which bonuses shall, for each such period be equal to one hundred fifty percent (150%) of the then current Base Salary. All of the foregoing amounts shall be payable in a lump sum, less such amounts as shall be required to be deducted or withheld therefrom by applicable law and regulations, within fifteen (15) days after the termination date. To the extent the Executive is eligible thereunder, for a period through the end of the Term (as otherwise determined before such termination), the Executive shall continue to be provided life insurance, disability, long-term disability policies and any other Benefits provided to the Executive on the date hereof, or such successor policies in effect at the time of the Executive's termination, and shall also continue to be covered for the applicable period by such other insurance, disability, health or other Benefit program, plan or policy by which he was covered at the time of the Executive's termination. In the event the Executive is ineligible to continue to be so covered under the terms of any such life insurance, disability, long-term disability, insurance, health or other Benefit program, plan or policy, the Company shall provide to the Executive through other sources such benefits, including such additional benefits, as may be necessary to make the benefits applicable to the Executive substantially equivalent to those in effect immediately prior to such termination.
                  For purposes of this  Agreement,  a "Change of Control" of the
         Company shall be deemed to occur upon the happening of any of the following:


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(I)               individuals who, on the date hereof, constitute the Board (the
                  "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the
                  Securities   Exchange  Act  of  1934  (the  "Act")  ("Election
                  Contest") or other actual or threatened solicitation of proxies or consent by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;
(II)               any  person is or  becomes a  "beneficial  owner"  (as
                  defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25%
                  or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction
                  (as defined in paragraph (iii)), (E) pursuant to any acquisition by the Executive or any group of persons including the Executive (or any entity controlled by the Executive or any group of persons including the Executive); or (F) a transaction (other than one described in (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors (including the Executive if he is then an Incumbent Director) approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control of the Company under this paragraph (ii).


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(III)             the consummation of a merger,  consolidation,  statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction
                  (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale:
                  (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least a majority of the voting securities eligible to elect directors of the Surviving Corporation
                  (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting
                  Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than the Executive and affiliates of the Executive or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any
                  Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

(IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
                  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
                           For purposes hereof, "Good Reason" shall mean

(a) Removal without the consent of the Executive in writing, from any of the offices now held by the Executive in the Company or any subsidiary of the Company, or any material reduction in Executive's authority or responsibility, other than or a result of a termination for Cause or on account of disability.
(b)      The Company otherwise commits a material breach of his Agreement.

3.3. Certain Additional Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Subject to the provisions of this Section 3.3, all determinations required to be made hereunder, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by Ernst & Young or such other accounting firm selected by the Executive (the "Accounting Firm") at the sole expense of the Company, which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the date of termination of the Executive's employment under this Agreement, if applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Accounting Firm shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments, which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant hereto and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:
(a) give the Company any information reasonably requested by the Company relating to such claim,

(b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including (without limitation) accepting legal representation with respect  to  such  claim  by an  attorney  reasonably  selected  by the
Company,
(c) cooperate with the Company in good faith to contest effectively such claim, and
(d) permit the Company to participate in any proceedings relating to such claim; provided that the Company shall bear and pay directly all ,costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions hereof the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance, and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  If, after the receipt by the Executive of an amount advanced by the Company pursuant hereto, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant hereto, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
4.       Other Provisions.

4.1. Nondisclosure. During the term of this Agreement and thereafter, the Executive shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company confidential information or proprietary data of the Company (or any of its subsidiaries), except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company (or any of its subsidiaries.
4.2. Noncompetition. The Company and the Executive agree that the services rendered by Employee hereunder are unique and irreplaceable. The Executive hereby agrees that, during the term of this Agreement and for a period of six months thereafter, if the Executive's employment is terminated by the Company for Cause or by the Executive without Good Reason, he shall not (except in the course of his employment under this Agreement and in furtherance of the business of the Company (or any of its subsidiaries) (i) engage in as principal, consultant or employee in any segment of a business of a company, partnership or firm ("Business Segment") that is directly competitive with any significant business of the Company in one of its major commercial or geographic markets or (ii) hold an interest (except as a holder of a less than 5% interest in a publicly traded firm or mutual fund, or as a minority stockholder or unitholder in a firm not publicly traded) in a company, partnership, or firm with a Business Segment that is directly competitive with the Company, without prior written consent of the Company.

4.3. Remedies. The Executive acknowledges that irreparable damage would result to the Company if the provisions of paragraph 4.1 or 4.2 above are not specifically enforced and agrees that the Company shall be entitled to any appropriate legal, equitable or other remedy, including injunctive relief, in respect of any failure to comply with such provisions.
4.4. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally,
telegraphed,   telexed,  sent  by  facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, on the date of actual receipt thereof, as follows:

                           (i)      If to the Company, to:

                                    Riggs National Corporation
                                    800 17th Street, N.W.
                                    Washington, D.C.  20006

                                    Attention:Patti Yoder, Senior Vice President
                                              Human Resources


                           (ii)     If to the Executive, to:

                                    Joe L. Allbritton
                                    800 17th Street, N.W.
                                    Washington, D.C.  20006

         Any party may change its address for notice hereunder by notice to the other party hereto.
4.5. Entire Agreement. This Agreement, including the attached Exhibit A which is a part hereof for all purposes, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

4.6. Governing Law; Validity. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.
4.7. Assignment. The obligations of the Executive hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company and of the Company, that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably acceptable to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
4.8. Termination. Except as otherwise provided expressly herein, this Agreement shall terminate on July 15, 2004.

5.    Resolution of Disputes.

5.1. Negotiation. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between the Executive and a representative of the Compensation Committee of the Company who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within ten (10) days after the effective date of such notice, the Executive and a representative of the Compensation Committee of the Company shall meet as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the disputing party's notice, or if the parties fail to meet within ten (10) days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 5.1 shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.
5.2. Arbitration. Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by non-binding means as provided in Section 5.1 within sixty (60) days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources, Inc. ("CPR") Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. Any such party shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by another party to the other under this Agreement.

5.3. Expenses. The Company shall promptly pay or reimburse the Executive for all costs and expenses, including, without limitation, court costs and attorneys' fees, reasonably incurred by the Executive as a result of any claim, action or proceeding (including, without limitation a claim, action or proceeding by the Executive against the Company) arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof.
6. Successors. This Agreement shall be binding upon and inure to the benefit of the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.
7. No Mitigation or Set-Off. The provisions of this Agreement are not intended to, nor shall they be construed to, require that the Executive mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as a result of his employment by another employer or otherwise. The Company's obligations to make the payments to the Executive required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that `the Company may have against the Executive.

8. Amendment. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company who has been authorized to sign by the Compensation Committee of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder, including without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. Except as otherwise specifically provided herein, the rights of, and benefits payable to, the Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.
9. Full Settlement. The Company's obligation to make any payments provided for in this Agreement in respect of the Executive's termination of employment and otherwise to perform its obligations hereunder shall be in lieu and in full settlement of all other severance payments to the Executive under any severance plan of the Company.
         IN WITNESS WHEREOF, the parties have executed this Agreement effective for all purposes as of the date first above written.
                           RIGGS NATIONAL CORPORATION

                           By:/s/ TIMOTHY C. COUGHLIN
                           --------------------------
                           Name:  Timothy C. Coughlin
                           --------------------------
                           Title: President
                           --------------------------



                           /s/     JOE L. ALLBRITTON
                           --------------------------
                                   Joe L. Allbritton

                                     EXHIBIT A


         Any capitalized term used herein which is not otherwise defined shall have the meaning attributed to it in the Executive's Employment Agreement (the "Employment Agreement").

         The Employment Agreement provides that the Executive shall be paid an Annual Bonus as determined by the Compensation Committee (or a subcommittee thereof comprised solely of "outside directors," within the meaning of Section 162(m) of the Internal Revenue Code of 1986, if the Committee is not so comprised, and references herein to the Compensation Committee shall be deemed references to such subcommittee). The purpose of this Exhibit is to set forth the procedure for (i) setting the annual objectives (the "Objective") for each year, (ii) determining whether the Objective has been obtained, and (iii) setting the magnitude of the Annual Bonus based upon the Company's performance vis-a-vis the Objective.

         On or prior to February 28 of each calendar year, the Executive shall submit a proposed business plan to the Compensation Committee. The business plan shall set forth a forecast of the net income after tax for the Company for the then current year. The proposed business plan shall be subject to review and approval by the Compensation Committee. The Executive and the Compensation Committee shall discuss in good faith any revisions to the proposed plan required by the Compensation Committee, but notwithstanding such discussions, the business plan shall be subject to the approval of the Compensation Committee in the exercise of its discretion. On or prior to the 90th day of each calendar year, the Compensation Committee shall determine, based on the business plan, specific objective performance criteria which must be met for the Executive to receive the Annual Bonus; provided however, the Executive shall be entitled to receive an Annual Bonus with respect to calendar year 1999 if the Company's net income available for Common Stock for the five months ended December 31, 1999 equals or exceeds an amount determined by the Compensation Committee on or prior to August 27, 1999.

         Within ten (10) days after the year end financial results of the Company are made available to the Compensation Committee, it shall determine whether, in its good faith judgment, the Objective has been met or exceeded. Based upon the Compensation Committee's conclusions with respect to the Company's performance vis-a-vis the Objective, the Executive shall be entitled to the Annual Bonus.